Exhibit 10.11

FORM OF

EMPLOYEE SECONDMENT AGREEMENT

THIS EMPLOYEE SECONDMENT AGREEMENT (“Agreement”) is made and entered into effective as of September 8, 2014 (the “Effective Date”), by and among Noble Energy, Inc., 1001 Noble Energy Way, Houston, Texas 77070, a Delaware corporation, (“COMPANY”), and CONE Midstream Partner LP, 1000 CONSOL Energy Drive, Canonsburg, Pennsylvania 15317, a Delaware limited partnership(“MLP”).

R E C I T A L S:

WHEREAS, COMPANY agrees, in accordance with the terms of this Agreement, to second Stephen Milbourne (“EMPLOYEE”) to MLP;

NOW, THEREFORE, for good and valuable consideration, the Parties agree to the terms of this Agreement.

SECTION 1. SCOPE.

This Agreement sets forth the terms under which COMPANY shall second to MLP from time to time, commencing on the Effective Date, EMPLOYEE, who shall remain for all purposes an employee of COMPANY, but shall be assigned by COMPANY to work on behalf of MLP.

SECTION 2. POSITIONS AND RESPONSIBILITIES.

2.1 Employee to be Seconded From Time to Time. COMPANY hereby agrees to second to MLP EMPLOYEE (the “Seconded Employee”).

2.2 Term. The secondment of the Seconded Employee shall be for a period commencing as of the Effective Date and continuing on a month-to-month basis until terminated as provided herein. Either Party, at its sole option and without cause, may terminate this Agreement at any time by written notice to the other Party given at least thirty (30) days in advance of such termination date. Seconded Employee does not have an employment agreement or contract with either COMPANY or MLP; therefore, the MLP may terminate this Agreement at any time, with thirty (30) days’ notice as provided above, without cost or penalty, and the COMPANY or Seconded Employee may terminate the Seconded Employee’s employment in accordance with applicable law. The discontinuance of the employment relationship of the Seconded Employee with the COMPANY shall constitute a termination of this Agreement.

2.3 Duties of Seconded Employee. COMPANY and MLP agree that the Seconded Employee shall perform services for the benefit of MLP, of a nature and scope as determined and directed by or on behalf of MLP, who shall be responsible for supervision and control of the Seconded Employee with respect to the services provided by the Seconded Employee to MLP. COMPANY and MLP further agree that the majority of the Seconded Employee’s total available working time will be spent performing services for MLP; however, COMPANY and MLP also agree that COMPANY has the right to second the Seconded Employee to perform services for other entities or third parties at

COMPANY’s sole discretion. The Seconded Employee will comply with all policies and procedures of MLP and COMPANY, as applicable.

SECTION 3. RESPONSIBILITY FOR SALARIES, BENEFITS, EMPLOYMENT TAXES AND OTHER COSTS.

Except to the extent the Seconded Employee is performing services for the Company or its other affiliates (or other secondees), in which case employee costs shall be allocated based on methodologies to be reasonably agreed between the Company and MLP, MLP shall pay and reimburse COMPANY, and shall be responsible for such payment and provision of, all salaries, wages, bonuses, benefits, health insurance, dental insurance, life insurance, long-term disability insurance, flex spending accounts, 401(k) matching, profit sharing, payroll taxes and other employment expenses (collectively, “Payment Obligations”) for the Seconded Employee. MLP understands that the Payment Obligations are subject to change from year to year, and agrees to pay and reimburse COMPANY for the Payment Obligations regardless of the nature of any such changes or the reason(s) for any such changes, provided that any material changes to the Seconded Employees’ compensation and benefits shall be subject to the prior approval of the MLP. The foregoing Payment Obligations, to the extent incurred prior to termination of this Agreement, shall survive termination of this Agreement. COMPANY shall continue to have the responsibility for complying with all requirements of all income and tax laws and unemployment compensation laws applicable to the Seconded Employee. COMPANY shall be responsible for providing insurance for all amounts required to be paid by an employer because of injury to, or death of, the Seconded Employee covering the liability of both COMPANY and MLP.

SECTION 4. PAYMENT.

COMPANY will invoice MLP, and MLP agrees to pay COMPANY, on a monthly basis for all Payment Obligations described herein for services rendered by the Seconded Employee to MLP for providing the services and accommodations described herein. MLP agrees to remit payment for any such invoices to COMPANY as soon as practicable upon receipt of such invoices.

SECTION 5. MISCELLANEOUS.

5.1 Notices. All consents, approvals, notices, requests, demands, instructions, and other communications required or permitted to be given hereunder shall be in writing and shall be (i) delivered personally; (ii) mailed by U.S. mail, return receipt requested, postage prepaid; (iii) delivered by reputable international overnight courier service; or (iv) delivered by facsimile transmission, to the address of each respective Party as set forth on the signature page(s) of this Agreement, or to such other place as any Party may designate as to itself by written notice to the other Party. All notices shall be deemed given on the date of receipt at the appropriate address, except in the case of facsimile transmissions received after the normal close of business, which shall be deemed given on the next business day.

5.2 Compliance with Laws. MLP shall be responsible for compliance with all employment and occupational health and safety laws, rules, regulations, or executive orders concerning the Seconded Employee. This obligation shall survive termination of this Agreement.

5.3 Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

5.4 Amendment. This Agreement may be amended or modified only by a written instrument signed by each Party.

5.5 Governing Law. This Agreement is to be governed by and construed in accordance with the substantive laws of the State of Texas.

5.6 Waiver. No waiver of any term, provision or condition of this Agreement shall be effective unless in writing signed by the Party against whom such waiver is sought to be enforced.

5.7 Assignment; Binding Effect. This Agreement and the rights and obligations hereunder may not be assigned by any Party, in whole or in part, without the prior written consent of the other Party, and any such assignment that is made without such consent shall be void and of no force or effect. No permitted assignment shall release any Party from any of its obligations under this Agreement to the extent such obligations arose prior to such assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assignees. This Agreement is intended for the exclusive benefit of the Parties to this Agreement and their respective personal representatives, successors and permitted assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

5.8 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, is for any reason or to any extent invalid or unenforceable, the remainder of the Agreement and the application of such provision to the other persons or circumstance shall not be affected thereby, but rather is to be enforced to the greatest extent permitted by law, and the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable and legally enforceable manner, to the end that the transactions contemplated hereby may be completed to the extent possible.

5.9 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, superseding any and all prior negotiations, discussions, agreements, and understandings, whether oral or written, relating to such subject matter.

THIS AGREEMENT IS HEREBY EXECUTED to be effective as of the Effective Date.

Noble Energy, Inc.

By:
Name, Title

CONE Midstream Partners LP by CONE Midstream GP LLC, its General Partner

By:
Name, Title

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